INDEPENDENT AUDITORS' REPORT

The Board of Trustees and Shareholders of
HighMark Funds :

We have audited the accompanying statements of net assets of  HighMark
Funds (the "Funds"), including Diversified Money Market Fund, U.S.
Government Money Market Fund, 100% U.S. Treasury Money Market Fund, California Tax-Free Money Market Fund, Bond Fund, Intermediate-Term Bond Fund, Income Equity Fund, Value Momentum Fund, Blue Chip Growth Fund,
Growth Fund, Emerging Growth Fund, Balanced Fund, International Equity
Fund, Convertible Securities Fund, Government Securities Fund and California Intermediate Tax-Free Bond Fund, as of July 31, 1997, and the related statements of operations, statements of changes in net assets and financial highlights for the periods ended July 31, 1997 and July 31, 1996, respectively. These financial statements and the financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits. The financial highlights for the years presented prior to July 31, 1996 were audited by other auditors whose report, dated September 22, 1995, expressed an unqualified opinion on those statements. The financial highlights and the statement of changes in net assets for the formerly named Stepstone Funds, for the year ended January 31, 1997, were audited by other auditors whose report, dated March 15, 1997, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of July 31, 1997 by correspondence with the custodians and brokers, and where replies were not received, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of the Funds as of July 31, 1997, the results of their operations, the changes in their net assets, and the financial highlights for the respective stated periods, in conformity with generally accepted accounting principles.



Deloitte & Touche LLP
San Francisco, CA

September 17, 1997